Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in this Registration Statement on Form S-8 of Double Eagle Petroleum Co. of our reports dated March 3, 2010, relating to our audits of the consolidated financial statements and internal control over financial reporting, which appear in the Annual Report on Form 10-K of Double Eagle Petroleum Co., for the year ended December 31, 2009.
/s/ Hein & Associates LLP
HEIN & ASSOCIATES LLP
Denver, Colorado
July 21, 2010